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                                                                      EXHIBIT 11
                                                                      ----------



                       AMERICAN PRECISION INDUSTRIES INC.
                       COMPUTATION OF NET INCOME PER SHARE
           (Shares and dollars in thousands except per share amounts)


                                                       THIRD QUARTER ENDED              NINE MONTHS ENDED
                                                   ----------------------------    ---------------------------
                                                   SEPTEMBER 30,     OCTOBER 3,    SEPTEMBER 30,    OCTOBER 3,
                                                       1998            1997            1998            1997
                                                   ------------      ---------     -------------    ----------

Net Income                                            $1,886          $2,258          $4,469          $6,113
                                                      ------          ------          ------          ------


Weighted average common shares outstanding
       Basic                                           7,473           7,412           7,459           7,365

Incremental shares from assumed conversions:
       Stock options and warrants                        322             432             408             432
       Series B convertible preferred stock            1,539           1,539           1,539             513
                                                      ------          ------          ------          ------

Weighted average common shares outstanding
       Diluted                                         9,334           9,383           9,406           8,310
                                                      ------          ------          ------          ------


Earnings per share:
       Basic                                          $ 0.25          $ 0.30          $ 0.60          $ 0.83
       Diluted                                        $ 0.20          $ 0.24          $ 0.48          $ 0.74




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